Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in the Registration Statement on Form S-1, Amendment No. 3 (Registration No. 333-172455) of our report dated March 28, 2011 relating to the financial statements of Shiner International, Inc. (the “Company”) which appear in the Company’s Annual Report on Form 10-K/A for the year ended December, 31 2010.

Goldman Kurland and Mohidin, LLP
Encino, California
June 2, 2011